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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): July 2, 1997


                                     VISCORP
             (Exact name of registrant as specified in its charter)

Nevada                             0-21225                  88-0101953
(State or other jurisdiction of    (Commission              (IRS Employer
incorporation or organization)     file number)             Identification No.)

                          4674 Park Granada, Suite 110
                           Calabasas, California 91302
               (address of principal executive offices, zip code)
                                 (818) 225-0000
              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On June 20, 1997, Jerome Greenberg, a shareholder and one of the founders of the Illinois company which was merged with the Registrant, agreed to contribute 90% of the shares of Common Stock of the Registrant he presently owns to the Registrant. Based on the number of shares listed in the Registrant's recent Form 10-K, Mr. Greenberg will contribute 5,902,200 shares of Common Stock and will retain 655,800 (plus the 100,000 shares which may be acquired pursuant to the exercise of vested stock options). No funds will be involved in this transaction. As a result Mr. Greenberg will hold approximately 4% (instead of 30.6%) of the issued and outstanding of the Registrant's Common Stock.

Pursuant to a lawsuit filed by Registrant in the Federal Court in Chicago, 1,952,000 shares of Common Stock held by William H. Buck is the subject of a court order restraining him from selling or transferring said shares until the further order of the court. Mr. Buck has recently filed a declaratory judgment suit in the same court in order to release 220,000 of such shares. The Registrant intends to vigorously pursue its action against Mr. Buck and to vigorously defend the action just filed against the Registrant.

ITEM 2.  ACQUISITION OF ASSETS

On June 20, 1997, VISCORP (the "Company") entered into an agreement to acquire all of the outstanding capital stock of SKYSITE COMMUNICATIONS CORPORATION ("SKYSITE"). The transaction, which is expected to close shortly, is contingent upon the fulfillment of certain conditions by both of the parties. The Company will account for the acquisition as a purchase.

The Company will issue 750,000 shares of its common stock to the shareholders of SKYSITE, as well as options to purchase an additional 500,000 shares of its common stock at an exercise price of $.40 per share.

SKYSITE is basically a telephone service provider utilizing certain satellite facilities centered over most of North and Central America, Hawaii and parts of the Pacific and Atlantic Oceans. Communications may be made in remote areas with equipment (a form of a small disc) which focuses on a satellite in this coverage area. The satellites are controlled by an unrelated entity to whom SKYSITE pays fees. Generally, the telephone equipment used by SKYSITE customers does not operate through the infrastructure of telephone lines which are under the aegis of the well recognized telephone companies. The equipment sold to SKYSITE customers for this type of service is significantly larger and more cumbersome, and costlier than most cellular telephones presently being used in the general market. The cost per minute is generally higher if within a particular country, but the rates may be lower if used in making international calls.


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A person receiving a call from a SKYSITE customer is not necessarily required to have equipment that SKYSITE customers have.

The current suppliers of the units used by SKYSITE customers are Westinghouse Electric and Mitsubishi. SKYSITE has entered into distributor agreements with both of these suppliers.

Due, in part, to the fact that SKYSITE is a start up, it has not made any profit but has incurred losses. No assurances can be given that SKYSITE will ever become profitable. There also can be no assurance that the Company will acquire SKYSITE, and if so, upon the terms set forth in their present Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) As of the date of this report, it is impracticable to provide the required financial statements for SKYSITE. The required financial statements will be filed with an amendment to this report within 60 days of the date of this report.

(c)  Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

     Exhibit 2.2: Agreement and Plan of Reorganization between VISCORP, SKYSITE AND SKYSITE'S SHAREHOLDERS as of June 20, 1997.


                                   SIGNATURES


Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.



Dated: July 2, 1997

                                   VISCORP


                              By:  /s/ Lawrence Siegel
                                   -------------------------------------
                                   Lawrence Siegel, President &
                                   Chief Executive Officer

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